                                                                     Exhibit 2.3

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                         AGREEMENT AND PLAN OF REORGANIZATION

                              DATED AS OF JUNE 30, 1999

                                     BY AND AMONG

                         OMNILYNX COMMUNICATIONS CORPORATION,


                               INFO ACQUISITION, INC.,


                           INFO-HIGHWAY INTERNATIONAL, INC.

                                       AND ITS

                              STOCKHOLDERS NAMED THEREIN





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

                                  TABLE OF CONTENTS

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                                      ARTICLE I

                                     DEFINITIONS

Section 1.01.   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.02.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                      ARTICLE II

                            THE MERGER AND RELATED MATTERS

Section 2.01.   Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . 17
Section 2.02.   The Effective Time . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 2.03.   Certain Effects of the Merger. . . . . . . . . . . . . . . . . . . 17
Section 2.04.   Effect of the Merger on Capital Stock. . . . . . . . . . . . . . . 18
Section 2.05.   Delivery, Exchange and Payment . . . . . . . . . . . . . . . . . . 18
Section 2.06.   Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 2.07.   Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . 20

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Section 3.01.   By each Stockholder. . . . . . . . . . . . . . . . . . . . . . . . 20
Section 3.02.   Ownership and Status of Company Capital Stock. . . . . . . . . . . 21
Section 3.03.   Power of the Stockholder; Approval of the Merger . . . . . . . . . 21
Section 3.04.   No Conflicts or Litigation . . . . . . . . . . . . . . . . . . . . 22
Section 3.05.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 3.06.   Preemptive and Other Rights; Waiver. . . . . . . . . . . . . . . . 22
Section 3.07.   Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


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                                     ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY AND THE SIGNIFICANT STOCKHOLDERS

Section 4.01.   By the Company and Each Significant Stockholder. . . . . . . . . . 23
Section 4.02.   Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.03.   Authorization; Enforceability; Absence of Conflicts; Required
                Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.04.   Charter Documents and Records; No Violation. . . . . . . . . . . . 24
Section 4.05.   No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.06.   Company Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.07.   Capital Stock of the Company . . . . . . . . . . . . . . . . . . . 25
Section 4.08.   Transactions in Capital Stock. . . . . . . . . . . . . . . . . . . 25
Section 4.09.   No Bonus Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.10.   Predecessor Status; etc. . . . . . . . . . . . . . . . . . . . . . 26
Section 4.11.   Related Party Agreements; Related Business . . . . . . . . . . . . 26
Section 4.12.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.13.   Financial Statements; Disclosure . . . . . . . . . . . . . . . . . 26
Section 4.14.   Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . 27
Section 4.15.   Certain Environmental Matters. . . . . . . . . . . . . . . . . . . 28
Section 4.16.   Liabilities and Obligations. . . . . . . . . . . . . . . . . . . . 28
Section 4.17.   Receivables; Customer Retention. . . . . . . . . . . . . . . . . . 29
Section 4.18.   Owned and Leased Real Properties . . . . . . . . . . . . . . . . . 29
Section 4.19.   Owned and Leased Personal Property . . . . . . . . . . . . . . . . 30
Section 4.20.   Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 4.21.   Title to Other Properties. . . . . . . . . . . . . . . . . . . . . 33
Section 4.22.   Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 4.23.   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.24.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.25.   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.26.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 4.27.   Government Contracts . . . . . . . . . . . . . . . . . . . . . . . 38
Section 4.28.   Absence of Change. . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 4.29.   Bank Relations; Powers of Attorney . . . . . . . . . . . . . . . . 40
Section 4.30.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 4.31.   Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40


                                          ii
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                                      (Continued)
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                                       ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

Section 5.01.   By Purchaser and Newco . . . . . . . . . . . . . . . . . . . . . . 41
Section 5.02.   Organization; Power. . . . . . . . . . . . . . . . . . . . . . . . 41
Section 5.03.   Authorization; Enforceability; Absence of Conflicts; Required
                Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 5.04.   Charter Documents. . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 5.05.   Capital Stock of Purchaser and Newco . . . . . . . . . . . . . . . 42
Section 5.06.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 5.07.   Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 5.08.   Compliance With Laws; No Litigation. . . . . . . . . . . . . . . . 43
Section 5.09.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 5.10.   Private Placement Memorandum . . . . . . . . . . . . . . . . . . . 44
Section 5.11.   Registration and Other Rights. . . . . . . . . . . . . . . . . . . 44
Section 5.12.   Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                                      ARTICLE VI

                      COVENANTS EXTENDING TO THE EFFECTIVE TIME

Section 6.01.   Access and Cooperation; Due Diligence. . . . . . . . . . . . . . . 44
Section 6.02.   Conduct of Business Pending Closing. . . . . . . . . . . . . . . . 45
Section 6.03.   Prohibited Activities. . . . . . . . . . . . . . . . . . . . . . . 46
Section 6.04.   No Shop: Release of Directors. . . . . . . . . . . . . . . . . . . 47
Section 6.05.   Notification of Certain Matters. . . . . . . . . . . . . . . . . . 48
Section 6.06.   Supplemental Information . . . . . . . . . . . . . . . . . . . . . 48
Section 6.07.   Cooperation in Connection With the IPO . . . . . . . . . . . . . . 49
Section 6.08.   HSR Act Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 49


                                         iii
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                                      (Continued)
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                                       ARTICLE VII

                  THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

Section 7.01.   The Closing and Certain Conditions . . . . . . . . . . . . . . . . 50
Section 7.02.   Conditions to the Obligations of Each Party. . . . . . . . . . . . 50
Section 7.03.   Conditions to the Obligations of the Company and the
                Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Section 7.04.   Conditions to the Obligations of Purchaser and Newco . . . . . . . 53

                                      ARTICLE VIII

                         COVENANTS FOLLOWING THE EFFECTIVE TIME

Section 8.01.   Of Each Party Other Than the Company . . . . . . . . . . . . . . . 54
Section 8.02.   Repayment of Company Indebtedness. . . . . . . . . . . . . . . . . 54

                                       ARTICLE IX

                                     INDEMNIFICATION

Section 9.01.   Survival of Representations and Warranties . . . . . . . . . . . . 55
Section 9.02.   Indemnification of Purchaser Indemnified Parties . . . . . . . . . 55
Section 9.03.   Indemnification of Stockholder Indemnified Parties . . . . . . . . 56
Section 9.04.   Conditions of Indemnification. . . . . . . . . . . . . . . . . . . 56
Section 9.05.   Remedies Exclusive . . . . . . . . . . . . . . . . . . . . . . . . 59
Section 9.06.   Limitations on Indemnification . . . . . . . . . . . . . . . . . . 59

                                       ARTICLE X

                                LIMITATIONS ON COMPETITION

Section 10.01.  Prohibited Activities. . . . . . . . . . . . . . . . . . . . . . . 60
Section 10.02.  Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Section 10.03.  Reasonable Restraint . . . . . . . . . . . . . . . . . . . . . . . 61
Section 10.04.  Severability; Reformation. . . . . . . . . . . . . . . . . . . . . 61
Section 10.05.  Independent Covenant . . . . . . . . . . . . . . . . . . . . . . . 61
Section 10.06.  Materiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61


                                          iv
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                                      (Continued)
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                                       ARTICLE XI

                                      TERMINATION

Section 11.01.  Termination of This Agreement. . . . . . . . . . . . . . . . . . . 62
Section 11.02.  Liabilities in Event of Termination. . . . . . . . . . . . . . . . 63

                                      ARTICLE XII

                                   GENERAL PROVISIONS

Section 12.01.  Treatment of Confidential Information. . . . . . . . . . . . . . . 63
Section 12.02.  Restrictions on Transfers of Purchaser Common Stock. . . . . . . . 64
Section 12.03.  Brokers and Agents . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 12.04.  Assignment; No Third Party Beneficiaries . . . . . . . . . . . . . 66
Section 12.05.  Entire Agreement; Amendment; Waivers . . . . . . . . . . . . . . . 66
Section 12.06.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 12.07.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 12.08.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Section 12.09.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Section 12.10.  Exercise of Rights and Remedies. . . . . . . . . . . . . . . . . . 68
Section 12.11.  Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Section 12.12.  Reformation and Severability . . . . . . . . . . . . . . . . . . . 68
Section 12.13.  Respecting the IPO . . . . . . . . . . . . . . . . . . . . . . . . 68
Section 12.14.  Termination of the InfoHighway International, Inc. 1998
                Incentive Stock Option Plan .  . . . . . . . . . . . . . . . . . . 69

                         AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of June ___, 1999, among OmniLynx Communications Corporation, a Delaware corporation ("PURCHASER"), INFO Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of Purchaser ("NEWCO"), Info-Highway International, Inc., a Texas corporation (the "COMPANY"), and the persons listed on the signature pages of this Agreement under the caption "STOCKHOLDERS" (collectively, the "STOCKHOLDERS," and each of them, individually, a "STOCKHOLDER").

                                PRELIMINARY STATEMENTS

        The parties to this Agreement wish to effect a business combination pursuant to which:

                        (i) Newco will merge into the Company (the "MERGER") on the terms and subject to the conditions of this Agreement;

                        (ii) Purchaser has acquired the stock of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements entered into among the Other Founding Companies, their stockholders, Purchaser and other subsidiaries of Purchaser (collectively, the "OTHER AGREEMENTS"); and

                        (iii) Purchaser proposes to effect a public offering of shares of its common stock.

        The respective boards of directors of Purchaser, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a reorganization described in Section 368 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

        Section 1.01.   CERTAIN DEFINED TERMS.   As used in this Agreement, the
following terms have the meanings assigned to them below in this Section 1.01:

                "ACQUISITION PROPOSAL" has the meaning specified in
        Section 6.04.

                "AFFILIATE" means, as to any specified Person, any other Person who, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of the Person, by contract, or otherwise).

                "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Addendum, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

                "BUSINESS CORPORATION ACT" means the Texas Business Corporation Act.

                "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in New York, New York or Houston, Texas are authorized or obligated to close.

                "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

                "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in the corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in the Entity.

                "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

                "CEILING AMOUNT" means $9,045,790.

                "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980.

                "CERTIFICATE OF MERGER" means the articles or certificate of merger respecting the Merger which contains the information required by the laws of the Company's Organization State to effect the Merger.

                "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of the Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of the Entity, and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the Entity's Capital Stock or of any rights in respect of the Entity's Capital Stock.

                "CLAIM NOTICE" has the meaning specified in Section 9.04.

                "CLOSING" has the meaning specified in Section 7.01(a).

                "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by Purchaser for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in
        Article VII.

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "COMPANY COMMITMENT" has the meaning specified in Section 4.22.

                "COMPANY COMMON STOCK" means the common stock, no par value per share, of the Company.

                "COMPANY ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code, or any "controlled group" as defined in Section 4001 (a)(14) of ERISA, of which the Company is a member.

                "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

                "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from designs, reports, investigations, research, testing, development, work-in-progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and any other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

                "CONTINGENT STOCK ISSUE RIGHTS" means the rights to acquire shares of Purchaser Common Stock as part of the Merger Consideration, which rights have the terms and conditions as set forth in the form of Certificate of Contingent Stock Issue Rights attached as Exhibit 1.02-A hereto.

                "COUNSEL FOR PURCHASER AND NEWCO" means Porter & Hedges, L.L.P.

                "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Mayor, Day, Caldwell and Keeton, LLP.

                "CURRENT BALANCE SHEET" means the unaudited balance sheet of the Company at March 31, 1999, which is included in the Initial Financial Statements.

                "CURRENT BALANCE SHEET DATE" means March 31, 1999.

                "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

                "DAMAGE" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable and necessary or appropriate fees and actual expenses of and disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of, any other nature of that Person.

                "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

                "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

                "DGCL" means the General Corporation Law of the State of Delaware.

                "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to Purchaser prior to the execution and delivery of this Agreement, in which either
        (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders in this Agreement or
        (b) it is confirmed that no exception is taken to that representation and warranty.

                "EFFECTIVE TIME" has the meaning specified in Section 2.02.

                "ELECTION PERIOD" has the meaning specified in Section 9.04(b).

                "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

                "EMPLOYMENT AGREEMENT" means at any time any agreement to which the Company is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement.

                "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

                "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons or hydrochlorofluorocarbons).

                "ERISA" means the Employee Retirement Income Security Act of 1974.

                "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

                "ERISA AFFILIATE PENSION PLAN" means any ERISA Employee Benefit Plan respecting which an ERISA Affiliate is or was a contributing sponsor or employer.

                "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

                "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not the prospectus so furnished to the Underwriter is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished will be the "FINAL PROSPECTUS."

                "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company delivered to Purchaser prior to the Effective Time pursuant to Section 6.06.

                "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been or are applied on a basis consistent with the most recent audited Financial Statements delivered to Purchaser prior to the Effective Time.

                "GENERAL RELEASE" means the general release of the Company and the Company Subsidiaries to be executed at or before, and delivered to Purchaser and the Company at, the Closing, effective as of the Effective Time, by each Significant Stockholder, which general release shall be in the form of the attached Exhibit 1.02-B, with its blanks appropriately completed.

                "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

                "GOVERNMENTAL AUTHORITY" means any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

                "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, order, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or
        (b) any obligation included in any certificate, certification, franchise, permit or license issued by any

        Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

                "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise representing liability for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect,
        (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the other Person's obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment, or
        (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; PROVIDED, HOWEVER, that the term "GUARANTY" excludes endorsements for collection or deposit in the ordinary course of the endorser's business.

                "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                "IMMEDIATE FAMILY MEMBER" of a Stockholder means at any time:
        (a) if the Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of the Stockholder at that time, or any child of the Stockholder's spouse; and (b) if the Stockholder is an Entity which has as an ultimate beneficial owner one or more natural persons, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of the Entity), or any child of the spouse, of the ultimate beneficial owner or owners of the Entity.

                "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases, or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed the liability or otherwise become liable for its payment, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

                "INDEMNITY NOTICE" has the meaning specified in Section 9.04(e).

                "INDEMNIFIED PARTY" has the meaning specified in
        Section 9.04(b).

                "INDEMNIFYING PARTY" has the meaning specified in
        Section 9.04(b).

                "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial
        Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

                "INITIAL FINANCIAL STATEMENTS" means (a) the audited balance sheets of the Company at December 31, 1998, 1997 and 1996 and the related audited statements of operations, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1998, together with the related audit report of KPMG Peat Marwick, and (b) the Current Balance Sheet and the related unaudited statements of operations, stockholders' equity and cash flows for the three month period ended on the Current Balance Sheet.

                "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person, either generally or under specific contingencies, between that Person and any other Person.

                "IPO" means the first time after May 1, 1999 a registration statement filed under the Securities Act and respecting an underwritten primary offering by Purchaser of shares of Purchaser Common Stock is declared effective under the Securities Act and all the shares registered by that registration statement are issued and sold by Purchaser.

                "IPO CLOSING DATE" means the date on which Purchaser first receives payment for the shares of Purchaser Common Stock it sells to the Underwriter in the IPO.

                "IPO PRICE" means the price per share of Purchaser Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

                "IPO PRICING DATE" means the date, if any, on which Purchaser and the Underwriter agree in the Underwriting Agreement to the price per share of Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of Purchaser Common Stock from Purchaser on the IPO Closing Date.

                "IRS" means the Internal Revenue Service.

                "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom), in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "ADVERSE CLAIM" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

                "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

                "MAJORITY STOCKHOLDERS" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

                "MATERIAL" means, as applied to any specified Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of the specified Entity and its Subsidiaries considered as a whole.

                "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company (or after the Effective Time the Surviving Corporation), that such fact or circumstance has caused, is causing or can reasonably be expected to cause, directly or indirectly, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

                "MATERIAL AGREEMENT" of an Entity means any contract or agreement (a) to which the Entity or any of its Subsidiaries is a party, or by which the Entity or any of its Subsidiaries is bound or to which any property or assets of the Entity or any of its Subsidiaries is subject and (b) which is Material to the Entity.

                "MERGER CONSIDERATION" has the meaning specified in
        Section 2.04.

                "MOODY'S" means Moody's Investors Service, Inc.

                "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
        Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

                "NEWCO" means INFO Acquisition, Inc., a Texas corporation.

                "NEWCO COMMON STOCK" means the common stock, par value $1 per share, of Newco.

                "NEW EMPLOYMENT AGREEMENTS" means the Employment Agreements entered into as of June ___, 1999, between the Purchaser and Tony Howlett and Glenn Kramer.

                "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

                "OTHER AGREEMENTS" has the meaning specified in the Preliminary Statements in this Agreement.

                "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company or any Company Subsidiary, but excluding all Company ERISA Pension Plans and Employment Agreements.

                "OTHER TRANSACTION DOCUMENTS" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

                "PARTIES" means the parties to this Agreement.

                "PBGC" means the Pension Benefit Guaranty Corporation.

                "PERMITTED INVESTMENTS" means at the time of their purchase or other acquisition by the Company or any Company Subsidiary
        (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's, and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (A) the issuing bank or trust company has a combined capital and surplus of at least $5 million and
        (B) its unsecured long-term debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A- by S&P or A3 by Moody's.

                "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, Services Contracts, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially diminish the value of the surface estate or interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Section 4.19 of the Disclosure Statement or any lease that, under GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Section 4.18 or 4.19 of the Disclosure Statement so long as the Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

                "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

                "PLAN" has the meaning specified in Section 4.26(a).

                "PRIVATE PLACEMENT MEMORANDUM" means the Purchaser Private Placement Memorandum dated as of June 22, 1999, relating to the offer of Purchaser Common Stock and Contingent Stock Issue Rights in connection with the Merger.

                "PROPERTY, PLANT AND EQUIPMENT" means at any time any property that then would be included and classified as property, plant and equipment on a consolidated balance sheet, prepared in accordance with GAAP, of the Company and the Company Subsidiaries.

                "PROPRIETARY RIGHTS" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world;
        (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Uniform Resource Locators, Web addresses, sites and domain names, (ix) any similar, corresponding or equivalent rights to any of the foregoing, and (x) all documentation related to any of the foregoing, that are used in and/or necessary to the conduct of the Company's business as it currently is conducted or is currently contemplated by the Company or any Company Subsidiary to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company or any Company Subsidiary (including products, technology or services currently under development).

                "PURCHASER" means OmniLynx Communications Corporation, a Delaware corporation.

                "PURCHASER ACQUISITION CANDIDATE" means any Entity which shall have been called on by any of the Company, Purchaser or a Subsidiary of the Company or Purchaser in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

                "PURCHASER COMMON STOCK" means the common stock, par value $.0001 per share, of Purchaser.

                "PURCHASER INDEMNIFIED LOSS" has the meaning specified in
        Section 9.02(a).

                "PURCHASER INDEMNIFIED PARTY" means Purchaser and its Affiliates and each of their respective officers, directors, employees, agents and counsel; PROVIDED, HOWEVER, that no Person who indemnifies any Purchaser Indemnified Parties under this Agreement in his capacity as a Stockholder will be an Purchaser Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an Purchaser Indemnified Party for purposes of one or more of the Other Agreements.

                "PURCHASER MERGER SECURITIES" means the Purchaser Common Stock and Contingent Stock Issue Rights issued as part of the Merger Consideration, and the Purchaser Common Stock issued, if any, pursuant to the Contingent Stock Issue Rights.

                "QUALIFIED PLANS" has the meaning specified in Section 4.26(b).

                "REGISTERED PROPRIETARY RIGHTS" means all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Proprietary Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority, that are used in and/or necessary to the conduct of the Company's business as it currently is conducted or is currently contemplated by the Company or any Company Subsidiary to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company or any Company Subsidiary (including products, technology or services currently under development).

                "REGISTRATION STATEMENT" means the registration statement (including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto) filed by Purchaser with the SEC to register shares of Purchaser Common Stock under the Securities Act for public offering and sale in the IPO.

                "RETURNS" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

                "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, other than the New Employment Agreements, to which the Company is a party or is bound or by which any property of the Company is bound or may be subject and (a) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (b) of which any Stockholder or any Stockholder's Related Persons or Affiliates is a beneficiary, or (c) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

                "RELATED PERSON" of a Stockholder means: (a) if the Stockholder is a natural person, (i) any Immediate Family Member of the Stockholder,
        (ii) any Estate of the Stockholder or any Immediate Family Member of the Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Immediate Family Members of the Stockholder, and (iv) any Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder; and (b) if the Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in the Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause

        (a) of this definition of a natural person who is an ultimate beneficial owner of the Stockholder, or (iii) any other Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that person's estate.

                "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of that Person's directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

                "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in
        Section 4043(b) or 4043(c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan,
        (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401 (a)(29) of the Code, or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

                "RCRA" means the Resource Conservation and Recovery Act of 1976.

                "RESPONSIBLE OFFICER" means any of Tony Howlett, Glenn Kramer or Don Trapp.

                "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by the Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of the Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of the Entity or any Affiliate of the Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of the Entity or any of its Affiliates.

                "RESTRICTED STOCKHOLDER" has the meaning specified in
        Section 10.1.

                "SEC" means the Securities and Exchange Commission.

                "SECURITIES ACT" means the Securities Act of 1933, as amended.

                "SERVICES CONTRACT" means any written or oral contract, subcontract or other agreement under which the Company is or may become obligated to provide to or for any Person.

                "SHAREHOLDERS AGREEMENTS" means (i) the Shareholders' Agreement effective as of November 24, 1994 among Tony Howlett, David H. Magnum and John Mabie; (ii) the Shareholders' Agreement effective as of December 7, 1994 between Tom Brodrick and Steve McNeely; and (iii) the Shareholders' Agreement effective as of December 14, 1994 for Ray Boyd.

                "SIGNIFICANT STOCKHOLDER CEILING AMOUNT" means $6,433,840.

                "SIGNIFICANT STOCKHOLDER PRO RATA SHARE" means for each Significant Stockholder, the fraction expressed as a percentage, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Significant Stockholder, as set forth in Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Significant Stockholders, as set forth in Schedule 2.04.

                "SIGNIFICANT STOCKHOLDERS" means Tony Howlett, AMICI Online Investments, L.L.C., Mangum Family Limited Partnership, Krueger Investment Company, Glenn Kramer, John Mabie, Robert Mokhtarian, David Mangum, Darin Mangum, Don Trapp and Gary Maxwell.

                "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company or any Company Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

                "S&P" means Standard and Poor's Rating Group.

                "STOCKHOLDER INDEMNIFIED PARTY" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or Purchaser or any of its Subsidiaries, if the Stockholder is an Affiliate of Purchaser), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

                "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in
        Section 9.03.

                "STOCKHOLDER PRO RATA SHARE" means for each Stockholder, the fraction expressed as a percentage, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder, as set forth on Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders, as set forth on
        Schedule 2.04.

                "SUBSIDIARY" of any specified Person means at any time, any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

                "SUPPLEMENTAL INFORMATION" has the meaning specified in
        Section 6.06.

                "SURVIVING CORPORATION" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

                "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                "TAXING AUTHORITY" means any Governmental Authority having or exercising jurisdiction with respect to any Tax.

                "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA, or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

                "TERRITORY" has the meaning specified in Section 10.01(a).

                "THIRD PARTY CLAIM" has the meaning specified in
        Section 9.04(b).

                "THRESHOLD AMOUNT" means 1% of the Ceiling Amount.

                "TRANSACTION DOCUMENT" means this Agreement, the Certificates of Merger, the General Release and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

                "TRANSFER TAXES" has the meaning specified in Section 12.07.

                "UNDERWRITER" means, collectively, (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and
        (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

                "UNDERWRITING AGREEMENT" has the meaning specified in
        Section 7.02(a)(iii).

                "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

                "WHOLLY OWNED SUBSIDIARY" means any corporation or other Entity all of the outstanding Capital Stock of which, on a fully diluted basis, is owned and controlled, directly or indirectly through another Wholly Owned Subsidiary, by the Company.

        Section 1.02. DEFINITIONS. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or elsewhere in this Agreement, as the case may be.


                                      ARTICLE II

                            THE MERGER AND RELATED MATTERS

        Section 2.01. CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

        Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "EFFECTIVE TIME") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of Newco then in effect (after giving effect to the amendment of the Company's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the

Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule 2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

                (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.04(b) below and Dissenting Shares (as defined in Section 2.08 below) will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the number of whole and fractional shares of Purchaser Common Stock and Contingent Stock Issue Rights set forth or determined as provided in Schedule 2.04 (the "MERGER CONSIDERATION"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

                (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

                (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time (other than the shares referred to in Section 2.04(b) below and Dissenting Shares) will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration owing with respect to those shares as provided in Section 2.06.

        Section 2.05.   DELIVERY, EXCHANGE AND PAYMENT.

                (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to Purchaser (or any agent which may be appointed by Purchaser for purposes of this Section 2.05), receive, and Purchaser will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of Purchaser Common Stock and Contingent Stock Issue Rights included in the Merger Consideration payable in respect of that certificate pursuant to
        Section 2.04. All shares of Purchaser Common Stock and Contingent Stock Issue Rights issuable in the Merger will be deemed for all purposes to have been issued by Purchaser at the Effective Time.

                (b) Each Stockholder will deliver to Purchaser (or any agent that may be appointed by Purchaser for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

                (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to Purchaser Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of Purchaser Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but
        (i) on such surrender, Purchaser will cause to be paid, to the Person in whose name the certificates representing such shares of Purchaser Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of Purchaser Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, Purchaser will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of Purchaser Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

        Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of Purchaser Common Stock and Contingent Stock Issue Rights will be issued, and any Stockholder otherwise entitled to receive a fractional share of Purchaser Common Stock and Contingent Stock Issue Rights but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of Purchaser Common Stock and Contingent Stock Issue Rights multiplied by $10.

        Section 2.07.   DISSENTING SHARES.

                (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance Sections
        5.11 and 5.12 of the Business Corporation Act (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the Business Corporation Act; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the Business Corporation Act, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest. Parent and the Surviving Corporation shall comply with all of their obligations under the Business Corporation Act with respect to holders of Dissenting Shares.

                (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Business Corporation Act. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.


                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.01. BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to Purchaser that all the following representations and warranties in this Article III are true and correct: (i) the Stockholder will be acquiring the shares of Purchaser Merger Securities to be issued to him pursuant to Section 2.04 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those Purchaser Merger Securities in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of Purchaser Merger Securities other than this Agreement; (iii) unless otherwise specified on Schedule 2.04, the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the Purchaser Merger Securities to be acquired by him pursuant to this Agreement,
(B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Purchaser Merger

Securities, (D) has had an adequate opportunity to ask questions and receive answers from the officers of Purchaser concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of Purchaser, and the plans for the operations of the business of Purchaser, and (E) has asked all questions of the nature described in preceding clause
(D), and all those questions have been answered to his satisfaction.

        Section 3.02. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Capital Stock set forth, by class, and by each series in each class, opposite the Stockholder's name in Schedule 2.04, free and clear of all Liens, except for the Liens accurately set forth in Schedule 2.04, all of which will be released at or before the Effective Time.

        Section 3.03.   POWER OF THE STOCKHOLDER; APPROVAL OF THE MERGER.

                (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as their enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and
        (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has, in accordance with all applicable Governmental Requirements and its Charter Documents, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

                (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Merger, has voted all the shares of Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental

        Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

        Section 3.04. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is or will be a party do not and will not (a) violate any Governmental Requirement,
(b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the shares of Company Capital Stock owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or
(ii) Damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

        Section 3.05. NO BROKERS. The Stockholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

        Section 3.06. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of Purchaser Common Stock and Contingent Stock Issue Rights as a result of the Merger or to acquire Purchaser Common Stock pursuant to any written option or warrant granted by Purchaser to the Stockholder, the Stockholder either (a) does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or Purchaser Common Stock or (b) hereby irrevocably waives each such right of that type the Stockholder has or may have. Further, by execution of this Agreement, the Stockholder irrevocably waives any statutory or contractual preemptive or other right of any kind to acquire any shares of Company Capital Stock with respect to any prior issuances of Company Capital Stock.

        Section 3.07. COUNSEL. The Stockholder has been given the opportunity to obtain the advice of attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of the Counsel for Purchaser and Newco or the counsel for the Company with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential Tax consequences, hereof and thereof on the Purchaser, Newco, the Company, the Stockholder or the Significant Stockholders.


                                      ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY AND THE SIGNIFICANT STOCKHOLDERS

        Section 4.01. BY THE COMPANY AND EACH SIGNIFICANT STOCKHOLDER. The Company and each Significant Stockholder severally represent and warrant to, and agree with, Purchaser that all the following representations and warranties in this Article IV are true and correct:

                (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State and (ii) has the corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted; and

                (b) the authorized Capital Stock of the Company is comprised of 20,000,000 shares of Company Common Stock, of which 10,807,756 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and no outstanding Derivative Securities of the Company exist.

        Section 4.02. QUALIFICATION. Section 4.02 of the Disclosure Statement accurately lists all the jurisdictions in which the Company are authorized or qualified to own or lease and to operate their properties or to carry on their business as now conducted. The Company does not own, lease or operate properties or carry on its business in any jurisdiction not listed in Section
4.02 of the Disclosure Statement.

        Section 4.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS.

                (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and all applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and all applicable Governmental Requirements Organization State.

                (b) This Agreement has been, and each of the other Transaction Documents to which the Company is or will be a party, when executed and delivered to Purchaser (or, in the case of the Certificate of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and
        (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party do not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of the Company,
        (B) any Governmental Requirement applicable to the Company or (C) except as set forth in Section 4.03 of the Disclosure Statement, any Material Agreement of the Company, (ii) except as set forth in Section 4.03 of the Disclosure Statement, result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of the Company or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require the Company to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company (or upon revenues, income or profits of the Company therefrom),
        (iv) except as set forth in Section 4.03 of the Disclosure Statement, result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by the Company at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law, or (v) except as set forth in Section 4.03 of the Disclosure Statement, entitle any Person other than the Company to revoke, cancel, suspend or materially modify any Company Commitment.

                (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by the Company for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

                (e) The Company has terminated the Shareholders Agreements and the Shareholders Agreements have no further force and effect.

        Section 4.04. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of the Company to be delivered or otherwise made available to Purchaser. No breach or violation of any Charter Document of the Company has occurred and is continuing.

        Section 4.05. NO DEFAULTS. No act or omission by the Company has occurred, and to the knowledge of the Company (which for purposes of this Article IV means the actual knowledge of any Responsible Officer and any information which any Responsible Officer should have known in the reasonable performance of their duties), no other condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which
(a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of the Company, or a representative of the holder, to accelerate the maturity, or require a mandatory prepayment of that Indebtedness or Guaranty, or affords the holder or its representative, or any beneficiary of that Guaranty, the right to require the Company to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of the Company (or upon revenues, income or profits of the Company therefrom), or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by the Company.

        Section 4.06. COMPANY SUBSIDIARIES. The Company does not have, and has never had, any Company Subsidiaries. Except as accurately set forth in
Section 4.06 of the Disclosure Statement, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity.

        Section 4.07. CAPITAL STOCK OF THE COMPANY. All the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of its Organization State and Charter Documents and are fully paid and nonassessable. The Company has not issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable federal or state securities laws, any statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company it holds (to the extent those shares afford their holder any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company.

        Section 4.08. TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in Section 4.08 of the Disclosure Statement: (a) the Company has no fixed or contingent obligation to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and (b) no transaction has been effected, and no action has been taken, respecting the equity ownership of the Company, in either case in contemplation of the transactions described in this Agreement.

        Section 4.09.   NO BONUS SHARES.  Except as accurately set forth in
Section 4.09 of the Disclosure Statement, no outstanding share of Capital Stock of the Company was issued for less than its fair market value at the time of its issuance or was issued in exchange for any consideration other than cash.

        Section 4.10. PREDECESSOR STATUS; ETC. Section 4.10 of the Disclosure Statement accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company, including the names of any Entities from which the Company previously acquired material assets. Except as accurately disclosed in Section 4.10 of the Disclosure Statement, the Company has not been a Subsidiary or division of another corporation or a part of an acquisition that was later rescinded.

        Section 4.11. RELATED PARTY AGREEMENTS; RELATED BUSINESS. Except as set forth in Schedule 4.11, each Related Party Agreement in effect on the date of this Agreement will have been terminated as of the IPO Closing Date, and no Related Party Agreement will exist then or thereafter. Except as set forth in
Schedule 4.11, each Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company, if a Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with the Company.

        Section 4.12.   LITIGATION.  Except as accurately disclosed in Section
4.12 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Company threatened to which the Company is or may become a party.

        Section 4.13.   FINANCIAL STATEMENTS; DISCLOSURE.

                (a) FINANCIAL STATEMENTS. The Financial Statements (including in each case the related schedules and notes) delivered to Purchaser by the Company present fairly, in all material respects, the financial position of the Company at the respective dates of the balance sheets included therein and the results of their operations and their cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP (except in the case of unaudited statements for the omission of footnotes and normal year end audit adjustments). As of the date of each balance sheet included in all previously delivered Financial Statements, the Company did not have any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, Tax assessments or forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

                (b)     DISCLOSURE.  To the knowledge of the Company:

                        (i) all Information (other than financial budgets and projections) concerning the Company that (A) is set forth in the Disclosure Statement, (B) has been delivered to Purchaser by or on behalf of the Company pursuant to an express requirement of this Agreement, or (C) has been furnished to Purchaser by or on behalf of the Company for inclusion in the Registration Statement under the captions "THE COMPANY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS," "MANAGEMENT," and "CERTAIN TRANSACTIONS" in any prospectus forming a part of the Registration Statement is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which the statements were made; and

                        (ii) except as set forth in Section 4.13 of the Disclosure Schedule, all financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to Purchaser pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to Purchaser in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and reasonably foreseeable business conditions of the Company and represented and will represent management's good faith estimate of the projected financial performance of the Company based on the information available to the Responsible Officer at the time so furnished (it being acknowledged by Purchaser that the budgets and projections referred to in this clause (ii) are derived from judgments made by the Company's management and are only estimates of future results based on assumptions made at the time of their preparation, and that there can be no assurance that the budgets or projections will be obtained or maintained or that actual results will not be different from those budgeted or projected).

        Section 4.14.   COMPLIANCE WITH LAWS.

                (a) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, (i) the Company possesses all necessary licenses, registrations and qualifications required for the conduct of its business, and (ii) to the knowledge of the Company, the Company is in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. The Company has identified in Section 4.14 of the Disclosure Statement all the Governmental Approvals it possesses. To the knowledge of the Company, all the Governmental Approvals identified in Section 4.14 of the Disclosure Statement, are valid. Except as accurately disclosed in Section 4.14 of the Disclosure Statement, the Company has not received any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

                (b) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, the Company: (i) has been and continues to be in compliance in all material respects with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, and
        (ii)(A) the Company has not received any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance by the Company with any Governmental Requirements and
        (B) to the knowledge of the Company and the Significant Stockholders, no condition or state of facts exists which would provide a valid basis for any such assertion.

        Section 4.15. CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in Section 4.15 of the Disclosure Statement: (a) to the knowledge of the Company, the Company has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to it or any of it presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company of all sites presently owned or operated by any of it where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in the applicable Environmental Laws) at, from, in or on any site owned or operated by the Company has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if the release had not occurred; (c) the Company has not transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any valid claim against the Company, Purchaser or Newco, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist, or, to the knowledge of the Company, has existed, on or under any of the properties owned or operated by the Company from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided Purchaser with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company respecting any facility, site or other property now or previously owned or operated by the Company.

        Section 4.16. LIABILITIES AND OBLIGATIONS. Section 4.16 of the Disclosure Statement accurately lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of each of the Company which exceed or reasonably could be expected to exceed $10,000 and which (a) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (b) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of the Company, in each case other than (i) obligations and liabilities of the Company in respect of the Company Commitments, (ii) obligations and liabilities of the Company in respect of each Company ERISA Benefit Plan, and (iii) obligations and liabilities of the Company set forth in the Disclosure Statement. Section 4.16 of the Disclosure Statement also accurately lists and describes, for the Company: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and (b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company, the nature of the security, and (ii) if that item is covered in whole or in part by a Guaranty of any Stockholder or any Related Person or Affiliate of any Stockholder, the name of the guarantor.

        Section 4.17. RECEIVABLES; CUSTOMER RETENTION. Except as accurately set forth in Section 4.17 of the Disclosure Statement, all the accounts and notes or other advances receivable of the Company reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Company's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet. The Company has not lost any customers or customer accounts in excess of the number of customers lost by the Company during the twelve month period ended on the Current Balance Sheet Date, and the Company has no reason to believe that its customers will terminate their accounts with the Company in excess of the number of customers lost by the Company during such twelve month period, whether as a result of the consummation of the transaction contemplated by this Agreement or otherwise.

        Section 4.18.   OWNED AND LEASED REAL PROPERTIES.

                (a) Section 4.18 of the Disclosure Statement accurately lists and correctly describes in all material respects: (i) all real properties owned by the Company and, for each of those properties, its address, the type and square footage of each structure located thereon and the nature of its use in the business of the Company; (ii) all real properties of which the Company is the lessee and, for each of those properties, its address, the type and square footage of each structure located thereon which the Company is leasing, the annual rental rate, the expiration date of its lease and the use made of the leased property in the business of the Company; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company, if the Stockholder is an Affiliate of the Company).

                (b) The Company has provided Purchaser with true, complete and correct copies of all title reports and title insurance policies owned or in the possession of the Company and relating to any of the real properties identified in Section 4.18 of the Disclosure Statement as being owned. Except as accurately set forth in that Section or those reports and policies, and except for Permitted Liens, the Company owns in fee, and has good, valid and indefeasible title to, free and clear of all Liens, each property listed in that Section as being owned.

                (c) The Company has provided Purchaser with true, correct and complete copies of all leases under which the Company is leasing each of the real properties listed in Section 4.18 of the Disclosure Statement as being leased, and, except as accurately set forth in
        Section 4.18 of the Disclosure Statement, (i) each of the listed leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company.

                (d) The fixed assets of each of the Company are affixed only to one or more of the real properties listed in Section 4.18 of the Disclosure Statement and, except as accurately set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

                (e) The Company has accurately described, in all material respects, in Section 4.18 of the Disclosure Statement all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Company has made any expenditure in the two-year period prior to the date of the Agreement in excess of $25,000, or which if pursued by the Company would require additional capital expenditures in excess of $25,000.

        Section 4.19.   OWNED AND LEASED PERSONAL PROPERTY.

                (a) Section 4.19 of the Disclosure Statement accurately lists, in all material respects, of all machinery, equipment and other personal property with a current net book value of $2,500 or more included in the Property, Plant and Equipment owned and leased by the Company, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company, if the Stockholder is an Affiliate of the Company).

                (b) Except as accurately set forth in Section 4.19 of the Disclosure Statement and except for Permitted Liens, the Company has good, valid and indefeasible title to, free and clear of all Liens, each asset listed in that Section as being owned, free and clear of all Liens.

                (c) The Company has provided Purchaser with true, correct and complete copies of all leases under which the Company is leasing each of the properties listed in Section 4.19 of the Disclosure Statement as being leased and all leases referred to in Section 4.21 and, except as accurately set forth in Section 4.19 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company.

                (d) Except as accurately set forth in Section 4.19 of the Disclosure Statement, all items of machinery, equipment and other personal property listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

        Section 4.20.   PROPRIETARY RIGHTS.

                (a) Section 4.20(a) of the Disclosure Schedule lists all Proprietary Rights which are Material to the Company and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Proprietary Rights.

                (b) Except as set forth in Section 4.20(b) of the Disclosure Schedule, the Company (i) owns or has the legal right to use all Proprietary Rights, including all Proprietary Rights licensed to the Company, that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company, (ii) to the knowledge of the Company, is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (iii) to the knowledge of the Company, owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

                (c) To the extent that any Proprietary Rights have been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment.

                (d) Except as set forth in Section 4.20(d) of the Disclosure Schedule, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any of the Proprietary Rights to any other person.

                (e) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 4.20(e) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company or any Company Subsidiary is a party with respect to any Proprietary Rights. No person who has licensed Proprietary Rights to the Company has ownership rights or license rights to improvements made by the Company in such Proprietary Rights which have been licensed to the Company.

                (f) Section 4.20(f) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Proprietary Rights of any person other than the Company.

                (g) The operation of the business of the Company as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Proprietary Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Proprietary Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

                (h) Each item of Registered Proprietary Rights is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Proprietary Rights have been paid and all necessary documents and certificates in connection with such Registered Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                (i) There are no contracts, licenses or agreements between the Company and any other person with respect to Proprietary Rights under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                (j) To the knowledge of the Company, no person is infringing or misappropriating any of the Proprietary Rights.

                (k) The Company has taken commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

                (l) No Proprietary Rights or product, technology or service of the Company are subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any Company Subsidiary or may affect the validity, use or enforceability of such Proprietary Rights.

                (m) To the Company's knowledge, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

                (n) All of the Company's products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) September 9, 1999 and January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before September 8, 1999 and December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). The Company's internal computer and technology products and systems are Year 2000 Compliant.

        Section 4.21. TITLE TO OTHER PROPERTIES. The Company has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Company in each case, free and clear of all Liens except for Permitted Liens and as set forth in Section 4.21 of the Disclosure Statement.

        Section 4.22.   COMMITMENTS.

                (a) In Section 4.22(a) of the Disclosure Statement, the Company has completely and accurately listed each of the following (each a "COMPANY COMMITMENT") to which the Company is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

                        (i) each partnership, joint venture or cost-sharing agreement;

                        (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

                        (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness of the Company or to money lent or to be lent to another Person;

                        (iv)    each contract to purchase or sell real property;

                        (v) each Services Contract for which either the contract price or the cost of performance will or could reasonably be expected to exceed $25,000 (each a "MATERIAL SERVICES CONTRACT");

                        (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

                        (vii) each agreement (other than Services Contracts and routine purchase orders or purchase order acknowledgments issued or received in the ordinary course of business) for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

                        (viii) each contract containing any noncompetition agreement, covenant or undertaking; or

                        (ix) each other agreement or commitment not made in the ordinary course of business that is Material to the Company.

        True, correct and complete copies of all written Company Commitments, and true, correct and complete written descriptions of all oral Company Commitments, have been delivered or made available to Purchaser. Except as accurately set forth in Section 4.22(a) of the Disclosure Statement:
        (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment which is Material to the Company or, to the knowledge of the Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to any Company Commitment which is Material to the Company. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the knowledge of the Company, the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, may be made by any party thereto (other than by the Company), nor has the Company, as the case may be, waived any rights thereunder, except as accurately described in Section 4.22 of the Disclosure Statement.

                (b) Except as accurately disclosed in Section 4.22(b) of the Disclosure Statement or contemplated hereby or by any other Transaction Document to which the Company or Stockholder is a party: (i) neither the Company nor any Significant Stockholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor any Significant Stockholder knows of any condition or state of facts, including the consummation of the Merger, which would justify the exercise of such a right; and (ii) neither the Company nor any Significant Stockholder currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

        Section 4.23. CAPITAL EXPENDITURES. Section 4.23 of the Disclosure Statement accurately sets forth the total amount of capital expenditures currently budgeted to be incurred by the Company during the balance of the Company's current and next ensuing fiscal years. Except as accurately set forth in Section 4.23 of the Disclosure Statement, to the knowledge of the Company and the Significant Stockholders, no condition or state of facts exists which will cause the total capital expenditures of the Company which will be required to replace worn-out or obsolete Property, Plant and Equipment in the Company's current and next ensuing fiscal years to exceed the amount budgeted for capital expenditures by the Company for the current and next ensuing fiscal years in order to maintain the types and levels of sales and services the Company presently make or provide.

        Section 4.24.   INSURANCE.  Except as accurately set forth in Section
4.24 of the Disclosure Statement:  (a) the Company has provided Purchaser with:
(i) a list of all insurance policies carried by each of the Company; (ii) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (iii) true, complete and correct copies of all insurance policies carried by each of the Company which are in effect, all of which have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Company has been canceled by the insurer during the past five years, and the Company has never been denied coverage; and (c) neither the Company nor any Significant Stockholder has received any notice or other communication from any issuer of any listed insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company and the Significant Stockholders, no such increase in deductibles, retainages or premiums is threatened.

        Section 4.25.   EMPLOYEE MATTERS.

                (a) CASH COMPENSATION. Section 4.25 of the Disclosure Statement accurately lists the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all employees who are officers or directors or who have an annual salary of at least $70,000, nonemployee officers, nonemployee directors and key consultants and independent contractors of the Company.

                (b) EMPLOYMENT AGREEMENTS. Section 4.25(b) of the Disclosure Statement accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, complete and correct copies of all of which have been provided to Purchaser by the Company. The Company is not a party to any oral Employment Agreement.

                (c) OTHER COMPENSATION PLANS. Section 4.25(c) of the Disclosure Statement accurately lists all Other Compensation Plans either remaining executory at the date of this Agreement or to later become effective. The Company has provided Purchaser with a true, correct and complete copy of each of the listed Other Compensation Plans that is in writing and an accurate description of each of the listed Other Compensation Plans that is not written. Except as accurately set forth in Section 4.26(c) of the Disclosure Statement, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to amendment or termination.

                (d) ERISA BENEFIT PLANS. The Company has no, and has never had any, ERISA Employee Benefit Plan, ERISA Pension Benefit Plan and ERISA Affiliate Pension Plan. Except as accurately set forth in Section 4.26(d) of the Disclosure Statement, (i) the Company is not and has never been a member of any ERISA Group that currently includes, or included when the Company was a member, among its members any Person other than the Company, and (ii) no Person is an ERISA Affiliate of the Company (other than the Company).

                (e) EMPLOYEE POLICIES AND PROCEDURES. Section 4.25(e) of the Disclosure Statement accurately lists all Employee Policies and Procedures. The Company has provided Purchaser with a copy of all Material written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures the continuance or discontinuance of which could reasonably be expected to have a Material Adverse Effect.

                (f)     UNWRITTEN AMENDMENTS.  Except as accurately described in
        Section 4.25(f) of the Disclosure Statement, no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

                (g) LABOR COMPLIANCE. The Company has been and is in compliance in all material respects with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in Section 4.25(g) of the Disclosure Statement, to the knowledge of the Company there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company before any Governmental Authority (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the knowledge of the Company, does any valid basis therefor exist).

                (h) UNIONS. Neither the Company nor any ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as accurately set forth in Section 4.25(h) of the Disclosure Statement, to the knowledge of the Company, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

                (i) NO ALIENS. All employees of each of the Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

                (j) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in Section 4.25(j) of the Disclosure Statement, the Company is not a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under
        Section 280G of the Code.

                (k)     RETIREES.   The Company has no obligation or commitment
        to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except (i) as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code, the applicable parallel provisions of ERISA and any applicable state law,
        (ii) continuation of benefits in the event of disability, and
        (iii) conversion privileges provided under any insured Company ERISA Employee Benefit Plans.

        Section 4.26.   TAXES.

                (a) Each of the following representations and warranties in this Section 4.26 is qualified to the extent set forth in Section 4.26 of the Disclosure Statement.

                (b) All Returns required to be filed with respect to any Tax for which the Company is liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable, but the payment of which is not yet due. The Company is not and never has been, liable for any Tax payable by reason of the income or property of a Person other than the Company. The Company has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it.

        No Liens for Taxes exist upon the assets of the Company except Liens for Taxes which are not yet due. The Company has not, and never has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the knowledge of the Company, threatened, and no basis which the Company believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company is or may be liable has been granted to any Taxing Authority. The Company is not or has not been a party to any tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes.

                (c) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. No asset of the Company is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company exists or is proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

        Section 4.27.   GOVERNMENT CONTRACTS.  Except as accurately set forth in
Section 4.27 of the Disclosure Statement, the Company is not a party to any governmental contract subject to price redetermination or renegotiation.

        Section 4.28. ABSENCE OF CHANGE. Since the Current Balance Sheet Date, except as accurately set forth in Section 4.28 of the Disclosure Statement, none of the following has occurred with respect to the Company:

                (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions affecting the economy generally or the industry in which the Company operates, which has caused, is causing or could reasonably be expected to cause a Material Adverse Effect on the Company;

                (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

                (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

                (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any ERISA Pension Benefit Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

                (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

                (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Company, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than to the Stockholders and their Immediate Family Members and Affiliates;

                (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if the adjustments are (i) included in the Supplemental Information provided Purchaser pursuant to Section 6.07 or (ii) do exceed $10,000 in the aggregate;

                (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

                (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business or not consistent with its past practices;

                (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Company;

                (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices and which involves in excess of $10,000;

                (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

                (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person, other than a Permitted Investment;

                (n) except in accordance with the Company's capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company collectively in excess of $25,000, or commitments by the Company to make capital expenditures totaling in excess of $25,000; or

                (o) any cancellation or termination of a Material Agreement of the Company.

        Section 4.29. BANK RELATIONS; POWERS OF ATTORNEY. Section 4.29 of the Disclosure Statement accurately lists and identifies:

                (a) the name of each financial institution in which the Company has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

                (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

                (c) the name of each Person holding a general or special power of attorney from the Company and a description of the terms of each such power.

        Section 4.30. NO BROKERS. Except as set forth on Section 4.30 of the Disclosure Schedule, the Company and the Significant Stockholders have not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, employed any broker, finder or agent, or agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

        Section 4.31. COUNSEL. The Company has been represented by and the Significant Stockholders have been given the opportunity to obtain the advice of attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of the Counsel for Purchaser and Newco with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential Tax consequences, hereof and thereof on the Purchaser, Newco, the Company, the Stockholder or the Significant Stockholders.

                                      ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

        Section 5.01. BY PURCHASER AND NEWCO. Purchaser and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are true and correct:
(a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, and (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger.

        Section 5.02. ORGANIZATION; POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Purchaser and Newco has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. Neither Purchaser nor Newco has engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

        Section 5.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS.

                (a) The execution, delivery and performance by each of Purchaser and Newco of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

                (b) This Agreement has been, and each of the other Transaction Documents to which either of Purchaser or Newco is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificate of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                (c) The execution, delivery and performance in accordance with their respective terms by each of Purchaser and Newco of the Transaction Documents to which it is a party do not and will not (i) violate, breach or constitute a default under
        (A) the Charter Documents of Purchaser or Newco, (B) any Governmental Requirement applicable to Purchaser or Newco or (C) any Material Agreement of Purchaser or Newco, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of Purchaser or Newco or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require Purchaser or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of Purchaser or Newco (or upon any revenues income or profits of either Purchaser or Newco therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by Purchaser or Newco at the date of this Agreement and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

                (d) Except for (i) the filing of the Certificate of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and a registration statement on Form 8-A with respect to the registration of the Purchaser Common Stock under the Exchange Act and the SEC order declaring those registration statements effective under the Securities Act and the Exchange Act, respectively, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by Purchaser or Newco for the execution, delivery or performance by Purchaser or Newco of the Transaction Documents to which it is a party, the enforcement against Purchaser or Newco, as the case may be, of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

        Section 5.04. CHARTER DOCUMENTS. Purchaser has delivered to the Company true, complete and correct copies of the Charter Documents of each of Purchaser and Newco. No breach or violation of any Charter Document of either Purchaser or Newco has occurred and is continuing.

        Section 5.05.   CAPITAL STOCK OF PURCHASER AND NEWCO.

                (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of Purchaser will be comprised of
        (A) 25,000,000 shares of Purchaser Common Stock and (B) 3,000,000 shares of preferred stock, $.0001 par value per share, (ii) before giving effect to the Merger and the merger transactions contemplated by the Other Agreements, (A) the number of shares of Purchaser Common Stock then issued and outstanding, will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the Purchaser preferred stock then will be issued or outstanding, and (C) Purchaser will have authorized and reserved for issuance, pursuant to Other

        Compensation Plans or the exercise of Derivative Securities the number of shares of Purchaser Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

                (b) The authorized Capital Stock of Newco is comprised of 1,000 shares of Newco Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by Purchaser.

                (c) All shares of Purchaser Common Stock and Newco Common Stock outstanding immediately prior to the Effective Time, and all shares of Purchaser Common Stock to be issued pursuant to Section 2.04, when issued, will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents, and will be fully paid and nonassessable. None of the shares of Purchaser Common Stock to be issued pursuant to Section 2.04 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or
        (ii) the terms of any of its Derivative Securities then outstanding.

        Section 5.06. SUBSIDIARIES. Immediately prior to the IPO Closing Date, (a) Purchaser will have no Subsidiaries other than Newco and each Entity defined as "Newco" in each of the Other Agreements, (b) Newco will have no Subsidiaries, and (c) neither Purchaser nor Newco will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.06 as a Subsidiary of Purchaser (in the case of Purchaser) or any Entity (in the case of Newco).

        Section 5.07. LIABILITIES. Except as disclosed in the Private Placement Memorandum, neither Purchaser nor Newco has any material liabilities of any kind other than those incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including the IPO.

        Section 5.08. COMPLIANCE WITH LAWS; NO LITIGATION. Each of Purchaser and Newco is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of Purchaser, threatened to which Purchaser or Newco is or may become a party which questions or involves the validity or enforceability of any obligation of Purchaser or Newco under any Transaction Document, or which seeks (or reasonably may be expected to seek)
(a) to prevent or delay consummation by Purchaser or Newco of the transactions contemplated by this Agreement to be consummated by Purchaser or Newco, as the case may be, or (b) Damages from Purchaser or Newco in connection with any such consummation.

        Section 5.09. NO BROKERS. Purchaser has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, employed any broker, finder or agent, or agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

        Section 5.10. PRIVATE PLACEMENT MEMORANDUM. At the date hereof, the Private Placement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Company) and the historical information contained therein respecting the Company and the Stockholders, to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

        Section 5.11. REGISTRATION AND OTHER RIGHTS. Except as set forth in the Private Placement Memorandum or the Registration Statement, at the Effective Time Purchaser will have no (a) commitment to any Person to cause securities of Purchaser to be registered under the Securities Act or the securities laws of any state, (b) outstanding Derivative Securities, or (c) outstanding agreements or commitments of any character committing Purchaser to issue or acquire shares of its Capital Stock or Derivative Securities.

        Section 5.12. COUNSEL. Purchaser and Newco have been represented by attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of Counsel for the Company and the Stockholders with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential Tax consequences, hereof and thereof on Purchaser and Newco.


                                      ARTICLE VI

                      COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01.   ACCESS AND COOPERATION; DUE DILIGENCE.

                (a) From the date of this Agreement until the IPO Closing Date, the Company, for the benefit of Purchaser and each Other Founding Company, will (i) afford to the Representatives of Purchaser and each Other Founding Company reasonable access to all the key employees, sites, properties, books and records of the Company, (ii) provide Purchaser with such additional financial and operating data and other information relating to the business and properties of the Company as Purchaser or any Other Founding Company may from time to time reasonably request, and (iii) cooperate with Purchaser and each Other Founding Company and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Stockholder and the Company agree, for the benefit of Purchaser and each Other Founding Company, that they will treat all Confidential

        Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of Section 12.01. In addition, Purchaser will cause each Other Founding Company to enter into a provision identical to this Section 6.01 to require each Other Founding Company to keep confidential any Confidential Information respecting the Company obtained by that Other Founding Company.

                (b) Each of the Company and the Stockholders will use its commercially reasonable best efforts to secure, as soon as practicable after the execution of this Agreement, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

                (c) From the date hereof until the IPO Closing Date, Purchaser and Newco will (i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of Purchaser and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of Purchaser and Newco as the Company or any Stockholder may from time to time reasonably request, and
        (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

                (d) If this Agreement is terminated pursuant to Section 12.01, Purchaser promptly will return all written Confidential Information of the Company it then possesses to the Company.

        Section 6.02. CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement until the Effective Time, the Company will, except as and only to the extent set forth in Schedule 6.02:

                (a) carry on its businesses in substantially the same manner as it has before, and not introduce any material new method of management, operation or accounting;

                (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

                (d) keep in full force and effect, without interruption, all its present insurance policies or other comparable insurance coverage;

                (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees, and (iii) maintain its relationships with suppliers, subcontractors, customers and others having business relations with it;

                (f)     comply with all applicable Governmental Requirements;
        and

                (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $5,000 in any case or $25,000 in the aggregate, without the prior written consent of Purchaser (which consent will not be unreasonably withheld).

        Section 6.03. PROHIBITED ACTIVITIES. From the date of this Agreement until the Effective Time, without the prior written consent of Purchaser (which will not be unreasonably withheld) or unless as required or expressly permitted by this Agreement, the Company will not (other than as provided in Schedule 6.03):

                (a)     make any change in its Charter Documents;

                (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

                (c)     make any Restricted Payment;

                (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

                (e) enter into any contract or commitment (other than an Services Contract) or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

                (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of the Company or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

                (g) create or assume any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 and necessary or desirable for the conduct of the business of the Company;

                (h) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures, or take any discretionary action, or omit to take any contractually required action, if that action or omission could either
        (i) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (ii) increase the liabilities or obligations under any such plan;

                (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased Property, Plant or Equipment otherwise than in the ordinary course of its business and consistent with its past practice;

                (j) negotiate for the acquisition of any business or the start-up of any new business;

                (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

                (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Section 4.17 of the Disclosure Statement unless specifically listed in the Supplemental Information;

                (m) commit a material breach of or amend materially or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

                (n) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or
        (ii) prohibited hereby.

        Section 6.04.   NO SHOP: RELEASE OF DIRECTORS.

                (a) Each of the Company and the Stockholders agrees that, from the date of this Agreement until the Effective Time, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being herein called an "ACQUISITION PROPOSAL") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, any Other Founding Company or Purchaser to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons previously conducted with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.04(a) of the obligations undertaken in this Section 6.04(a); and (ii) notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

                (b)     Each of the Company and the Stockholders hereby
        (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or Stockholders to require the Company's directors (or their equivalents if the Company is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this
        Section 6.04 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

        Section 6.05. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to Purchaser of (a) the existence or occurrence of each condition or state of facts which becomes known to them and which will or reasonably could be expected to cause any representation or warranty of the Company or any Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with
or satisfied by that Person hereunder.   Purchaser shall give prompt notice to
the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of Purchaser or Newco contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of Purchaser or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.05 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 6.06,
(b) modify the conditions set forth in Article VII or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

        Section 6.06. SUPPLEMENTAL INFORMATION. Each of the Company and the Stockholders agrees that, with respect to its representations and warranties contained in this Agreement, it will have the continuing obligation until the Closing to provide Purchaser promptly with such additional supplemental Information (collectively, the "SUPPLEMENTAL INFORMATION"), in the form of
(a) amendments to then existing Schedules or Sections of the Disclosure Statement or (b) additional Schedules or Sections of the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, to make each of those representations and warranties true and correct as of the Closing and on the

IPO Closing Date. For purposes only of determining whether the conditions to the obligations of Purchaser and Newco which are specified in Sections 7.04(a)(i) and 7.04(b)(ii) have been satisfied, and not for any purpose under
Article IX, the Schedules and the Disclosure Statement as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Disclosure Statement as of the date hereof as amended or supplemented by the Supplemental Information provided to Purchaser prior to the Closing pursuant to this
Section 6.06; PROVIDED, HOWEVER, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Company which was not reflected in the determination of the Merger Consideration or, in the judgment of Purchaser (which shall be conclusive for purposes of this Section 6.06 and Article XII, but not for any purpose of
Article IX), (b) are having or will have a Material Adverse Effect on the Company or the Surviving Corporation, as the case may be, Purchaser will be entitled to terminate this Agreement pursuant to Section 11.01(a)(iv) and to treat as Purchaser Indemnified Losses for all purposes of Article IX (which treatment will not prejudice the right of any Stockholder under Article IX to contest Damage Claims made by Purchaser in respect of those Purchaser Indemnified Losses) all Damages to the Company or the Surviving Corporation which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information; and PROVIDED FURTHER, HOWEVER, that if the circumstances, conditions, events or states of facts disclosed in the Supplemental Information and having or judged to have in the future such a Material Adverse Effect
(A) have not resulted from a breach by the Company or the Stockholders of any of their covenants set forth in Article VI or elsewhere in this Agreement and
(B) do not indicate that any representation or warranty of the Stockholders and the Company made in Articles III and IV shall have been untrue or inaccurate at the date of this Agreement, then Purchaser shall only be entitled to terminate this Agreement pursuant to Section 11.01(a)(iv), and shall not be entitled to treat as Purchaser Indemnified Losses any such Damages to the Company or the Surviving Corporation. Purchaser will provide the Company with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

        Section 6.07. COOPERATION IN CONNECTION WITH THE IPO. The Company and the Stockholders will (a) provide Purchaser and the Underwriter with all the Information concerning the Company or any of the Stockholders which is reasonably requested by Purchaser and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with Purchaser and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company and each Stockholder agree promptly to (a) advise Purchaser if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company, any Company Subsidiary or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide Purchaser with the information needed to correct or complete that information.

        Section 6.08. HSR ACT MATTERS. If Purchaser shall determine that filings under the HSR Act are necessary or appropriate in connection with the effectuation of the Merger or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.02(b).


                                     ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01. THE CLOSING AND CERTAIN CONDITIONS. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act, (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Texas), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and
(iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as Purchaser shall specify by written notice to the Company. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 11.01 (b)(i).

        Section 7.02.   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

                (a) The obligation of each Party to take the actions contemplated to be taken by that Party at the Closing is subject to the satisfaction or waiver of each of the following conditions on or before the date of the Closing:

                        (i) NO LITIGATION. No Litigation shall be pending on the date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Purchaser or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                        (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificate of Merger) required to be obtained by any of the Company, Purchaser and Newco in connection with the consummation of the Merger and the IPO shall have been obtained; and

                        (iii)   THE REGISTRATION STATEMENT.  (A) The
                Registration Statement shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; (C) the Underwriter shall have agreed in writing (the "UNDERWRITING AGREEMENT," which term includes the related pricing agreement, if any) to purchase from Purchaser on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of Purchaser Common Stock covered by the Registration Statement; and (D) neither the Registration Statement nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

                (b) The obligation of each Party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

                        (i) NO LITIGATION. No Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Purchaser or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                        (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by the Company, Purchaser and Newco in connection with the consummation of the Merger and the IPO shall have been obtained;

                        (iii) REGISTRATION STATEMENT AND FINAL PROSPECTUS. Neither the Registration Statement, in its form at the Effective Time, nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made; and

                        (iv) REGISTRATION RIGHTS AGREEMENT. Each of the Stockholders and the Purchaser shall have entered into the Registration Rights Agreement in the form of Exhibit 7.02 hereto.

        Section 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Closing and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself and each Stockholder pursuant to
Section 12.05 on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a) or 7.02 (b), as applicable, all the following conditions:

                        (i) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of Purchaser and Newco in Article V shall be true and correct in all material respects as of the Closing as though made at that time;

                        (ii) DELIVERY OF DOCUMENTS. Purchaser shall have delivered to the Company, with copies for each Stockholder:

                                (A)     a Purchaser officer's certificate
                        respecting the representations and warranties of Purchaser and Newco in Article V and compliance with the covenants of Purchaser and Newco in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                                (B) opinions dated the IPO Closing Date and addressed to the Company and the Stockholders from Counsel for Purchaser and Newco substantially in the forms thereof attached as exhibits to the Closing Memorandum;

                                (C) a certificate of the secretary or any assistant secretary of Purchaser in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which there shall be attached, (a) the Charter Documents of Purchaser and Newco (certified by the Secretary of State of the State of Delaware in the case of the certificates of incorporation of Purchaser included therein); (b) the resolutions of the boards of directors of Purchaser and Newco respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the Purchaser and Newco officers who execute the Transaction Documents on behalf of Purchaser and Newco, respectively; (d) a specimen certificate evidencing shares of Purchaser Common Stock; (e) the prospectus included in the Registration Statement when it became effective; and (f) a facsimile copy of the Underwriting Agreement as executed and delivered by Purchaser and the Underwriter;

                                (D)     a certificate, dated as of a Current
                        Date, duly issued by the Secretary of State of the State of Delaware, showing Purchaser to be in good standing and authorized to do business in that State.

        Section 7.04.   CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND NEWCO.

                (a) The obligations of Purchaser and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a) and Section 7.02(b), all the following conditions:

                        (i) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct in all material respects as of the Closing as though made at that time;

                        (ii) DELIVERY OF DOCUMENTS. The Stockholders and the Company shall have delivered to Purchaser:

                                (A) a Company officer's certificate, signed by a Responsible Officer, respecting the representations and warranties of the Stockholders and the Company in Articles III and IV and compliance with the covenants of the Stockholders and the Company in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                                (B) opinions dated the IPO Closing Date and addressed to Purchaser from Counsel for the Company and the Stockholders substantially in the form thereof attached as exhibits to the Closing Memorandum;

                                (C) a certificate of the secretary or any assistant secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Company;
                        (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                                (D)     from each Significant Stockholder, a
                        General Release duly executed and delivered by that Significant Stockholder; and

                                (E) for the Company, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by Purchaser, in each other jurisdiction listed for it in Section 4.02 of the Disclosure Statement, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid.

                        (iii) CLOSING OF STOCK PURCHASE. Robert Moktarian shall have acquired approximately 535,453 shares of Company Common Stock pursuant to the terms of that Agreement between Robert Moktarian and the shareholder of the Info-Highway International, Inc. dated as of June __, 1999.

                        (iv) TERMINATION OF PLAN. The Company shall have amended and terminated the InfoHighway International, Inc. 1998 Incentive Stock Option Plan pursuant to Section 12.14 of this Agreement.

                (b) The obligations of Purchaser and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 7.02(b), if any, and (ii) the condition that all the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct in all material respects as of the IPO Closing Date as though made on that date.


                                     ARTICLE VIII

                        COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each Party(other than the Company) will comply with the following covenants. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Stockholder becomes aware of any material fact or circumstance which would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Stockholder in this Agreement or would affect any material document delivered pursuant hereto in any material respect, that Stockholder will promptly give notice of that fact or circumstance to Purchaser.

        Section 8.02. REPAYMENT OF COMPANY INDEBTEDNESS. Within 30 days following the Effective Time, the Purchaser will repay the Company Indebtedness listed in Schedule 8.02. The provisions of this Section 8.02 shall survive the Closing.

                                      ARTICLE IX

                                   INDEMNIFICATION

        Section 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the Effective Time notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to
Section 6.06, provided that the representations and warranties set forth in Articles IV, V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire two years after the IPO Closing Date, except the representations and warranties of Purchaser and the Company will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.01, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by the termination and expiration.

        Section 9.02.   INDEMNIFICATION OF PURCHASER INDEMNIFIED PARTIES.

                (a) Subject to the applicable provisions of Sections 9.01 and 9.06, the Significant Stockholders covenant and agree that each of them, severally will indemnify each Purchaser Indemnified Party against, and hold each Purchaser Indemnified Party harmless from and in respect of, all Damages that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Significant Stockholders or the Company set forth herein (other than in Article III) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article III), (ii) any nonfulfillment of any covenant or agreement on the part of the Significant Stockholders or the Company under this Agreement, (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement of a material fact relating to the Company, or any of them, which is
        (1) provided to Purchaser or its counsel by the Company and
        (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by the Company or the Significant Stockholders (each such Damage Claim and each Damage Claim described in Section 9.02(b) being an "PURCHASER INDEMNIFIED LOSS").

                (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Purchaser Indemnified Party against, and hold each Purchaser Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article III or in certificates delivered by that Stockholder and relating to those representations and warranties,
        (ii) any nonfulfillment of any agreement on the part of that Stockholder under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) provided to Purchaser or its counsel by that Stockholder and
        (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by that Stockholder.

        Section 9.03. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. Purchaser covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by Purchaser or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Purchaser or Newco under this Agreement (each such Damage Claim being a "STOCKHOLDER INDEMNIFIED LOSS"); or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on
(A) any untrue statement or alleged untrue statement of a material fact relating to Purchaser, Newco or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to Purchaser, Newco or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        Section 9.04.   CONDITIONS OF INDEMNIFICATION.

                (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 9.04.

                (b) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall promptly (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("THIRD PARTY CLAIM") that could give rise to a right of indemnification under this

        Agreement and (ii) transmit to the Indemnifying Party a written notice ("CLAIM NOTICE") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to the claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of the claim. Any Third Party Claim asserted by Purchaser against the Significant Stockholders pursuant to
        Section 9.02(a) will be made against all, but not less than all, of the Significant Stockholders. Within 15 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to the Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to the Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

                (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.04(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to the Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of the Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party if found liable hereunder, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.04(c) and will bear its own costs and expenses with respect to its participation; PROVIDED, HOWEVER, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying

        Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of the action on behalf of the Indemnified Party.

                (d)     If the Indemnifying Party (i) within the Election Period
        (A) disputes its potential liability to the Indemnified Party under this
        Article IX, (B) elects not to defend the Indemnified Party pursuant to
        Section 9.04(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
        Section 9.04(c) or (ii) elects to defend the Indemnified Party pursuant to Section 9.04(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable and appropriate costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                (e) If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. Any claim that does not involve a Third Party Claim asserted by Purchaser against the Significant Stockholders under Section 9.02(a) will be made against all, but not less than all, of the Significant Stockholders. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of
        the Indemnifying Party hereunder.   If the Indemnifying Party has timely
        disputed the claim, as provided above, the dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of the dispute is given.

                (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.04(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Any payments owing by a Stockholder Indemnifying Party under this Article IX may be paid either in cash or by surrendering a number of shares of Purchaser Common Stock, and if all of the Stockholder Indemnifying Party's Purchaser Common Stock has been surrendered, a number of Contingent Stock Issue Rights, in each case equal to the amount obtained by dividing the amount of the payment owed by the IPO Price.

        Section 9.05. REMEDIES EXCLUSIVE. Except as otherwise expressly provided in this Agreement, the remedies provided in this Article IX are the exclusive remedies available to one party against the other, either at law or in equity, in respect of any matter indemnified against in this Article IX.

        Section 9.06.   LIMITATIONS ON INDEMNIFICATION.

                (a) Notwithstanding the provisions of Section 9.02(a), neither the Company nor any of the Significant Stockholders shall be required to indemnify or hold harmless any of the Purchaser Indemnified Parties on account of any Purchaser Indemnified Loss under Section 9.02(a) unless the liability of the Company and the Significant Stockholders in respect of that Purchaser Indemnified Loss, when aggregated with the liability of the Company and the Significant Stockholders in respect of all Purchaser Indemnified Losses under
        Section 9.02 (a), exceeds, and only to the extent the aggregate amount of all those Purchaser Indemnified Losses does exceed, the Threshold Amount. In no event shall (i) the liability of any Significant Stockholder under Section 9.02(a) exceed that Significant Stockholder's Pro Rata Share of the Significant Stockholder Ceiling Amount or (ii) the aggregate liability of each Stockholder under Section 9.02(b) exceed that Stockholder's Stockholder Pro Rata Share of the Ceiling Amount.

                (b) Notwithstanding the provisions of Section 9.03, Purchaser shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of Purchaser in respect of that Stockholder Indemnified Loss, when aggregated with the liability of Purchaser in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall Purchaser be liable under this Agreement, including Section 9.03, for any amount in excess of the Ceiling Amount.

                                      ARTICLE X

                              LIMITATIONS ON COMPETITION

        Section 10.01. PROHIBITED ACTIVITIES. Each of Tony Howlett, Glenn Kramer and Don Trapp (each a "Restricted Stockholder") severally agrees that he will not during the period beginning on the date hereof and ending on the second anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

                (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in competition with the Company, any Company Subsidiary or Purchaser or any Subsidiary of Purchaser (Purchaser and its Subsidiaries collectively being called "Purchaser" for purposes of this
        Article X) within any territory surrounding any office or facility (each a "facility") in which the Company was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and
        (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

                (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or Purchaser with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or Purchaser, provided that a Stockholder may call on and hire any of his Immediate Family Members;

                (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or Purchaser within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or Purchaser within the Territory and (ii) with the knowledge of the customer relationship; or

                (d) call on any Purchaser Acquisition Candidate, with the knowledge of that Person's status as an Purchaser Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than Purchaser.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

        Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to Purchaser as a result of any breach by a Restricted Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to Purchaser for which it would have no other adequate remedy, each Restricted Stockholder agrees that Purchaser may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Restricted Stockholder if he breaches any of those provisions.

        Section 10.03. REASONABLE RESTRAINT. The Parties each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Restricted Stockholder in light of the activities and business of Purchaser on the date hereof, the current business plans of Purchaser and the investment by each Restricted Stockholder in Purchaser as a result of the Merger.

        Section 10.04.  SEVERABILITY; REFORMATION.  The covenants in this
Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Restricted Stockholder, the Parties, including the Restricted Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted Stockholder and any other Restricted Stockholder similarly situated.

        Section 10.05. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Restricted Stockholder by excluding from that computation any time during which the Restricted Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

        Section 10.06. MATERIALITY. The Company and each Restricted Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                ARTICLE XI

                                TERMINATION

        Section 11.01.  TERMINATION OF THIS AGREEMENT.

                (a) This Agreement may be terminated at any time prior to the Closing solely:

                        (i) by the mutual written consent of Purchaser and the Company;

                        (ii) by the Majority Stockholders or the Company, on the one hand, or by Purchaser, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1999, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                        (iii) by the Majority Stockholders or the Company, on the one hand, or by Purchaser, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                        (iv) by Purchaser if it is entitled to do so as provided in Section 6.06;

                (b) This Agreement may be terminated after the Closing solely:

                        (i) by Purchaser or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                        (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 7 Business Days after the date of the Closing.

                (c) If this Agreement is terminated pursuant to this Section 11.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 11.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Texas, but before the IPO has been consummated, Purchaser will take all actions that Counsel for the Company and the Stockholders advises Purchaser are required by the applicable laws of the State of Texas to rescind the Merger.

        Section 11.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 12.07, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.


                                   ARTICLE XII

                                GENERAL PROVISIONS

        Section 12.01.  TREATMENT OF CONFIDENTIAL INFORMATION.

                (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and Purchaser and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of Purchaser will not disclose such Confidential Information to any Person except
        (a) Representatives of Purchaser, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 12.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to Purchaser and provide Purchaser with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 12.01 with respect to any Confidential Information, Purchaser shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

                (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 12.01(a), and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that Purchaser may enforce the provisions of Section 12.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

                (c) The obligations of Purchaser set forth in Section 6.01(d) are incorporated in this Section 12.01 by this reference.

                (d) The obligations of the parties under this Section 12.01 shall survive the termination of this Agreement for a period of three years.

        Section 12.02.  RESTRICTIONS ON TRANSFERS OF PURCHASER COMMON STOCK.

                (a) During the two year period following the IPO Closing Date (the "RESTRICTED PERIOD"), no Stockholder voluntarily will:
        (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) received by any Stockholder in the Merger or
        (B) any interest in (including any option to buy or sell) any such shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any), in whole or in part, and Purchaser will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that if the average closing price of the Purchaser Common Stock (as reported by the principal exchange or market upon which the Purchaser Common Stock is then listed) for the ten trading day period prior to (i) the end of the twelfth month following the IPO Closing Date, (ii) the end of the fifteenth month following the IPO Closing Date, (iii) the end of the eighteenth month following the IPO Closing Date, or (iv) the end of the twenty-first month following the IPO Closing Date, each such ten trading day period a "Measurement Period," is greater than or equal to $17 per share, then (i) ten percent, (ii) twenty percent, (iii) thirty percent or (iv) forty percent, respectively, of Purchaser Common Stock and shares of Purchaser Common Stock actually issued pursuant to the Contingent Stock Issue Rights, if any, received by each Stockholder in the Merger shall irrevocably be released from the restrictions of this Section 12.02(a) following the applicable Measurement Period; and, PROVIDED, FURTHER, that this Section 12.02 shall not restrict any transfer of Purchaser Common Stock and Contingent Stock Issue Rights acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 12.01 and this Section 12.02. The certificates evidencing the Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as Purchaser may deem necessary or appropriate:

                EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON __________ (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

                (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) to be delivered to him pursuant to Section
        2.04 (A) have not been and will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of Purchaser Common Stock, and (ii) covenants that none of the shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of Purchaser Common Stock and Contingent Stock Issue Rights (and shares of Purchaser Common Stock issued thereunder, if any) issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by
        Section 12.02(a):

                THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of Purchaser Common Stock and Contingent Stock Issue Rights issued to each Stockholder pursuant to
        Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 12.02(a).

        Section 12.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to Purchaser that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent, except as set forth on Section 4.30 of the Disclosure Schedule, in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify Purchaser against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 12.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of Purchaser, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.04(b), in Article IX, or as otherwise provided expressly herein or therein.

        Section 12.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and Purchaser. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 12.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 12.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) Purchaser will pay the fees, expenses and disbursements of Purchaser and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by Purchaser and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $75,000 in the aggregate, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $75,000 in the aggregate of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, Purchaser or the Surviving Corporation, will pay all Taxes due upon receipt of the Merger Consideration payable to the Stockholder pursuant to Article
II.

        Section 12.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                        (i)     if to Purchaser or Newco, addressed to it at:

                                OmniLynx Communications Corporation
                                700 Gemini, Suite 100
                                Houston, Texas 77058
                                Attn.:  Christopher H. Efird, President
                                Telecopy No.:   (281) 488-5353

                                and

                                OmniLynx Communications Corporation
                                1770 Motor Parkway, Suite 300
                                Hauppauge, New York 11788
                                Attn.:  Joseph Gregori
                                Telecopy No.: (516) 582-1240

                with copies (which shall not constitute notice for purposes of this Agreement) to:

                                Porter & Hedges, L.L.P.
                                700 Louisiana, 35th Floor
                                Houston, Texas 77002-2764
                                Attn:   Robert G. Reedy
                                Telephone:      (713) 226-0274
                                Telecopy No.:   (713) 228-4935

                        (ii) if to the Stockholders, addressed to them at their respective addresses set forth in Schedule 2.04; and

                        (iii)   if to the Company, addressed to it at:

                                11811 North Freeway, Suite 600
                                Houston, Texas 77060
                                Attn: Tony Howlett
                                Telecopy No.: (281) 447-5425

                with copies (which shall not constitute notice for purposes of this Agreement) to:

                                Mayor, Day, Caldwell & Keeton, L.L.P.
                                700 Louisiana, Suite 1900
                                Houston, Texas 77002
                                Telecopy No.: (713) 225-7047
                                Attn: Ed Rogers

        SECTION 12.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

        Section 12.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 12.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 12.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 12.13. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither Purchaser or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that Purchaser will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1999) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all;
and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to Purchaser or the IPO.
The Underwriter shall have no obligation to the Company with respect to any disclosure contained in the Registration Statement.

        Section 12.14. TERMINATION OF THE INFOHIGHWAY INTERNATIONAL, INC. 1998 INCENTIVE STOCK OPTION PLAN. The Company hereby covenants and agrees to terminate the InfoHighway International, Inc. 1998 Incentive Stock Option Plan (the "Designated Plan") in accordance with the terms therein prior to the date of the Closing, and at or prior to the Closing, the Company will provide evidence reasonably satisfactory to the Purchaser that the Designated Plan has been terminated.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        OMNILYNX COMMUNICATIONS CORPORATION


                                        By: /s/ Christopher H. Efird
                                           ------------------------------------
                                             Christopher H. Efird, President


                                        INFO ACQUISITION, INC.


                                        By: /s/ Christopher H. Efird
                                           ------------------------------------
                                             Christopher H. Efird, President



                                        INFO-HIGHWAY INTERNATIONAL, INC.


                                        By: /s/ Glenn Kramer
                                           ------------------------------------
                                                Glenn Kramer
                                                -----------------------,
                                                President

STOCKHOLDERS:

/s/ Tony Howlett                           /s/ Lorell Hathcock
-------------------------------------      -----------------------------------
Tony Howlett                               Lorell Hathcock

/s/ AMICI Online Investments, L.L.C.       /s/ H. Spenser /s/ Beverly A. Stone
-------------------------------------      -----------------------------------
AMICI Online Investments, L.L.C.           H. Spenser and Beverly A. Stone

/s/ Darin Mangum, G.P.                     /s/ Dwight Moody
-------------------------------------      -----------------------------------
Mangum Family Limited Partnership          Dwight Moody

/s/ Glenn Kramer                           /s/ Bert Campbell
-------------------------------------      -----------------------------------
Glenn Kramer                               Bert Campbell

/s/ John Mabie
-------------------------------------      -----------------------------------
John Mabie                                 Tiffany Earl

/s/ Cynthia Howlett
/s/ Roger C. Krueger                       /s/ Herbert Davis
----------------------------------------   -----------------------------------
Krueger Investment Company                 Herbert Davis

/s/ Robert Mokterian                       /s/ Lars Nelson
-------------------------------------      -----------------------------------
Robert Mokterian                           Lars Nelson

/s/ Darin Mangum, attorney-in-fact         /s/ Patsy Willaimson
-------------------------------------      -----------------------------------
David Mangum                               Patsy Willaimson

/s/ Darin Mangum
-------------------------------------      -----------------------------------
Darin Mangum                               Mark Benthin

/s/ Don Trapp                              /s/ Ralph Hamblin /s/ Judy Ridenour
-------------------------------------      -----------------------------------
Don Trapp                                  Ralph Hamblin and Judy Ridenour

/s/ Gary Maxwell                           /s/ Ed Rogers
-------------------------------------      -----------------------------------
Gary Maxwell                               Ed Rogers

/s/ Shirley Wiss                           /s/ James Moyle
-------------------------------------      -----------------------------------
Shirley Wiss                               James Moyle

/s/ Mac Davis /s/ Lisa Davis               /s/ Richard Bateman
-------------------------------------      -----------------------------------
Mac Davis                                  Richard Bateman

/s/ G.D. Achenbach                         /s/ Darin Mangum, V.P.
-------------------------------------      -----------------------------------
G.D. Achenbach                             Liberty Petroleum

/s/ John E. Bregar
-------------------------------------      -----------------------------------
John E. Bregar                             Tom Cabe

/s/ Alfred Cordes, Jr.
/s/ Charline Cordes                        /s/ Pat Forbes /s/ Byron H. Forbes
-------------------------------------      -----------------------------------
Alfred Cordes, Jr. &                       Pat Forbes
Charline Cordes

/s/ Joseph Ace                             /s/ Joseph Kewish
-------------------------------------      -----------------------------------
Joseph Ace                                 Joseph Kewish

/s/ Ray Boyd                               /s/ Ron Jackson
-------------------------------------      -----------------------------------
Ray Boyd                                   Ron Jackson

                                           /s/ Donald Jensen /s/ Abby Jensen
-------------------------------------      -----------------------------------
Dudley Rowley                              Donald and Abby Jensen

/s/ Dennis Tiberius
-------------------------------------      -----------------------------------
Dennis Tiberius                            Jill Swift

/s/ Max E. Zent                            /s/ Kenneth Dunlap
-------------------------------------      -----------------------------------
Max E. Zent                                Kenneth Dunlap

                                           /s/ Jerry Malone
-------------------------------------      -----------------------------------
Michael O'Hanlon                           Jerry Malone

/s/ Stan Hanks                             /s/ Nelson Moyle
-------------------------------------      -----------------------------------
Stan Hanks                                 Nelson Moyle

/s/ James Maxwell
-------------------------------------      -----------------------------------
James Maxwell                              Bruce Timm


-------------------------------------      -----------------------------------
Harvy R. and Marilyn Hulme                 Leon Hurst

/s/ Joseph Caggiano                        /s/ Jeffrey Ellena /s/ Linda Ellena
-------------------------------------      -----------------------------------
Joseph Caggiano                            Jeffrey and Linda Ellena

/s/ Angela Frye                           /s/ Stanley Rodman
-------------------------------------     -----------------------------------
Angela Frye                               Stanley Rodman

/s/ Brian Thorn
-------------------------------------     -----------------------------------
Brian Thorn                               John Rowe

/s/ Winston Patrick Hall                  /s/ Phillip Sommer
-------------------------------------     -----------------------------------
Winston Patrick Hall                      Phillip Sommer


-------------------------------------     -----------------------------------
Lance Pelley                              Elizabeth Miller

/s/ Charley Adams                         /s/ Jane Young
-------------------------------------     -----------------------------------
Charley Adams                             Jane Young

/s/ David Silver                          /s/ David Lockwood /s/ Teresa Lockwood
-------------------------------------     --------------------------------------
ADS Financial Services                    David and Teresa Lockwood

                                          /s/ Merwyn Croston
-------------------------------------     -----------------------------------
Robert and Mary Logan                     Merwyn Croston

/s/ James D. White                        /s/ Katherine Hall
-------------------------------------     -----------------------------------
James D. White                            Katherine Hall

/s/ Bruce and Jeanne Lindsay              /s/ Richard Howlett
-------------------------------------     -----------------------------------
Bruce and Jeanne Lindsay                  Richard Howlett

/s/ Jack Manning
-------------------------------------     -----------------------------------
Jack Manning                              Thomas Johnson

/s/ Ann Louise Micek
-------------------------------------     -----------------------------------
Ann Louise Micek                          Donald Sawyer

/s/ Robert Brunson                        /s/ H. Paul Barringer
-------------------------------------     -----------------------------------
Robert Brunson                            H. Paul Barringer

/s/ Florence Chamberlain                  /s/ Bert Melnick
-------------------------------------     -----------------------------------
Florence Chamberlain                      Bert Melnick

-------------------------------------      -----------------------------------
Dawn Bailey                                Antje Franks

/s/ Mary Richardson                        /s/ Gerald Rivers Shugar
-------------------------------------      -----------------------------------
Mary Evans                                 Gerald Rivers

                                           /s/ William Rowden
/s/ Dinah Hudnall                          /s/ Mattie Sheihing Rowden
-------------------------------------      -----------------------------------
Dinah Hudnall                              William Rowden

/s/ Patrick O'Kelly
-------------------------------------      -----------------------------------
Patrick O'Kelly                            Roger Smith

/s/ Kenneth Trenkelbach                    /s/ Peter Ryan
-------------------------------------      -----------------------------------
Kenneth Trenkelbach                        Peter Ryan

/s/ Michael Jeffers                        /s/ Louis Braden
-------------------------------------      -----------------------------------
Michael Jeffers                            Louis Braden


-------------------------------------      -----------------------------------
Ray Rowden                                 Gerald Kepner

/s/ David Aitken                           /s/ Clarence Hammond
-------------------------------------      -----------------------------------
David Aitken                               Clarence Hammond

/s/ Doug Sanders                           /s/ George Spaid
-------------------------------------      -----------------------------------
Doug Sanders                               George Spaid

/s/ Edward T. Brauner                      /s/ John Yozik
-------------------------------------      -----------------------------------
Edward T. Brauner                          ISP Net

/s/ Pete Belcher                           /s/ Joseph Putnam
-------------------------------------      -----------------------------------
Pete Belcher                               Joseph Putnam

/s/ Al Klimas                              /s/ Kent Stephenson
-------------------------------------      -----------------------------------
Sirius Video Productions                   Kent Stephenson

/s/ Ed Banaszek                            /s/ Sean Hammond
-------------------------------------      -----------------------------------
Ed Banaszek                                Sean Hammond

/s/ David B. Jordan
-------------------------------------
David B. Jordan

/s/ Chad Waddell
-------------------------------------
Chad Waddell


-------------------------------------
Bruce and Stephanie Kelly


-------------------------------------
Melissa Whitmer

/s/ Naeem Fayyaz, Director
-------------------------------------
Trident III, L.L.C.